SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




Date of Report (Date of earliest event reported): December 16, 2002


                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)



Cayman Islands                0-31983               98-0229227
(State or other              (Commission           (I.R.S. Employer
  jurisdiction               File Number)          Identification No.)
of incorporation)


                               P.O. Box 30464 SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (345) 946-5203*


                                 Not Applicable
          (Former name or former address, if changed since last report)

--------
* The executive offices of the Registrant's principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062.
  The telephone number there is (913) 397-8200.

Item 9.  Regulation FD Disclosure


     See attached as Exhibit 99.1 to this Form 8-K a press release dated December 16, 2002 concerning the revision of guidance upward for fourth quarter and full-year 2002 and the announcement of production and facility expansions.

     The information in this Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GARMIN LTD.



Date:  December 16, 2002                 /s/ Andrew R. Etkind
                                         ---------------------------------------
                                             Andrew R. Etkind
                                             General Counsel and Secretary

                                  EXHIBIT INDEX



         Exhibit No.                         Description

             99.1 Press release dated December 16, 2002 concerning the revision of guidance upward for fourth quarter and full-year 2002 and the announcement of production and facility expansions.

                                                                   Exhibit 99.1

      Garmin Revises Guidance Upward for Fourth Quarter and Full-Year 2002,
                  Announces Production and Facility Expansions


CAYMAN ISLANDS, December 16, 2002 / PR Newswire/ -- Garmin Ltd. (Nasdaq: GRMN) today revised its fourth quarter and full-year 2002 guidance upward due to continued strong consumer and aviation product sales during the fourth quarter. The company also announced expansion activities for both its Taiwan and Kansas facilities.

              Revised Fourth Quarter and Fiscal Year 2002 Guidance

"Sales across our business have been strong throughout the fourth quarter, exceeding our earlier expectations. While we have not yet completed the fourth quarter, given these favorable trends, we are providing updated guidance," said Kevin Rauckman, chief financial officer of Garmin Ltd. "Strong demand for consumer products during the holidays, as well as the shipment of significant quantities of backordered GTX 330 and GDL 49 aviation products have pushed revenues higher than anticipated."

Revenues for the fourth quarter 2002 are now expected to be in the $132-$135 million range, up significantly from the earlier estimate of $106-$110 million. Full-year 2002 revenue guidance in turn rises to a range of $464-$467 million. The company anticipates providing 2003 revenue and EPS guidance during the fourth quarter earnings call in mid-February.


                    Production and Facility Expansion in 2003

To support continued growth across the business, Garmin Ltd. also announces several initiatives. In early 2003, two new surface-mount technology lines will be purchased for the production facility in Taiwan in order to create extra capacity for the company's growing consumer business.

In addition, Garmin is in the early stages of design for an expansion of the Olathe, Kan. facility to be completed during 2004. This expansion will include additional floor space to support Garmin's growing research and development needs, new call center associates, additional warehouse facilities, and other business needs.

Also, Garmin has purchased and begun implementation of Oracle's E-Business suite, a fully integrated enterprise suite of business applications and supporting technologies, to upgrade its existing MRPII system. The new Oracle ERP (Enterprise Resource Planning) system will provide improved integration among the major Garmin business entities in Taiwan, Europe, and the United States, and enable the company to achieve a higher level of efficiency. The system will be implemented in phases over the next couple of years.

Through its operating subsidiaries, Garmin Ltd. designs, manufactures, and markets navigation, communications and information devices, most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer markets and its products serve aviation, marine, general recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. For more information, visit Garmin's Investor Relations site at www.garmin.com or contact the Investor Relations department at 913-397-8200.

Source: Garmin Ltd.
-0-

IR Contact:Paulette Schwerdt, 913-397-8200, ext. 1394; polly.schwerdt@garmin.com

Media Contact:Pete Brumbaugh, 913-397-8200, ext. 1411; pete.brumbaugh@garmin.com